Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 25, 2008 relating to the financial statements of Smartheat Inc. ( formerly known as Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd.), which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
February 4, 2009